As filed with the Securities and Exchange Commission on May 24, 2018

Registration No. 333-

United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-2973162 (I.R.S. Employer Identification No.)

8 HaTokhen Street, Caesarea Industrial Park, Israel

(Address of Principal Executive Offices)

DarioHealth Corp.

Amended and Restated 2012 Equity Incentive Plan

(Full title of the plan)

Mr. Erez Raphael

Chief Executive Officer

DarioHealth Corp.

8 HaTokhen Street

Caesarea Industrial Park

3088900, Israel

(Name, Address and Telephone Number of Agent For Service)

Copies to:

Oded Har-Even, Esq.

Robert V. Condon III, Esq.

Zysman, Aharoni, Gayer and

Sullivan & Worcester LLP

1633 Broadway

New York, NY 10019

Telephone: (212) 660-3000

Facsimile: (212) 660-3001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (2)
Shares of common stock, $0.0001 par value per share	1,500,000	$1.77	$2,655,000	$330.55

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)	The fee is based on the number of shares of common stock which may be issued under the plan this registration statement relates to and is estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low sales price of the Company’s common stock as reported on the Nasdaq Capital Market on May 21, 2018.

Explanatory note

This Registration Statement on Form S-8 relates to 1,500,000 shares of DarioHealth Corp.’s (the “Company”) common stock to be issued in the future pursuant to the Company’s Amended and Restated 2012 Equity Incentive Plan, as amended (the “Plan”), which are in addition to the 3,873,000 shares of common stock under the Plan registered on the Company’s Form S-8 filed on May 17, 2016, on January 31, 2017, on May 24, 2017, and on December 11, 2017 (File Nos. 333-211417, 333-215829, 333-218208 and 333-221985, respectively) (together, the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the content of the Prior Registration Statement is incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Commission on March 19, 2018;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, as filed with the Commission on March 19, 2018, and the Company’s Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017, as filed with the Commission on May 15, 2018;

(c)	The Company’s Current Reports on Form 8-K, as filed with the Commission on March 6, 2018, March 19, 2018, April 2, 2018, and May 21, 2018; and

(d)	The description of the Company’s common stock contained in its Registration Statement on Form 8-A filed with the Commission on February 25, 2016, including any amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

4.1	Composite Copy of Certificate of Incorporation, as amended as of July 28, 2016, of the Registrant (Incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q, filed with the Commission on August 11, 2016).

4.2	Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form S-1 (File No. 333-186054), filed with the Commission on January 16, 2013).

5.1*	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP.

23.1*	Consent of Kost Forer Gabbay & Kasierer, A Member of Ernst & Young Global.

23.2*	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page)

99.1	The registrant’s Amended and Restated 2012 Equity Incentive Plan (Incorporated by reference to Annex A to the Company’s Proxy Statement on Schedule 14A filed with the Commission on October 19, 2016).

99.2	The registrant’s First Amendment to the Amended and Restated 2012 Equity Incentive Plan (Incorporated by reference to Exhibit D to the Company’s Proxy Statement on Schedule 14A filed with the Commission on February 13, 2017).

99.3	The registrant’s Amendment to the Amended and Restated 2012 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 5, 2017).

99.4	The registrant’s Amendment to the Amended and Restated 2012 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 21, 2018).

*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Caesarea, Israel, on the 24th day of May, 2018.

DARIOHEALTH CORP.

By:	/s/ Erez Raphael
Name: Erez Raphael
Title: Chief Executive Officer

power of attorney and signatures

We, the undersigned officers and directors of DarioHealth Corp., hereby severally constitute and appoint Erez Raphael and Zvi Ben David, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Erez Raphael	Chairman and Chief Executive Officer	May 24, 2018
Erez Raphael	(Principal Executive Officer)

/s/ Zvi Ben David	Chief Financial Officer, Secretary and Treasurer	May 24, 2018
Zvi Ben David	(Principal Financial and Accounting Officer)

/s/ Yalon Farhi	Director	May 24, 2018
Yalon Farhi

/s/ Malcolm Hoenlein	Director	May 24, 2018
Malcolm Hoenlein

/s/ Allen Kamer	Director	May 24, 2018
Allen Kamer

/s/ Hila Karah	Director	May 24, 2018
Hila Karah

/s/ Dennis M. McGrath	Director	May 24, 2018
Dennis M. McGrath

/s/ Richard B. Stone	Director	May 24, 2018
Richard B. Stone

/s/ Rami Yehudiha	Director	May 24, 2018
Rami Yehudiha

/s/ Ori Zanco	Director	May 24, 2018
Ori Zanco